Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS AND PROVIDES FISCAL YEAR 2026 GUIDANCE
RUTLAND, VERMONT (February, 19, 2026) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and twelve-month periods ended December 31, 2025.
Key Highlights:
•Revenues were $469.1 million for the quarter, up $41.6 million, or up 9.7%, from the same period in 2024. Revenues were $1.837 billion for the fiscal year ended December 31, 2025 (“fiscal year 2025”), up $279.6 million, or up 18.0% from the fiscal year ended December 31, 2024 (“fiscal year 2024”).
•Solid waste pricing for fiscal year 2025 was up 4.9% from fiscal year 2024, driven by 5.0% collection price growth and 4.9% disposal price growth.
•Net (loss) income was $(2.5) million for the quarter, down $(7.4) million, as compared to $4.9 million for the same period in 2024. Net income was $7.9 million for fiscal year 2025, down $(5.7) million, or down (41.9)%, as compared to $13.5 million in fiscal year 2024. Adjusted Net Income, a non-GAAP measure, was $80.6 million for fiscal year 2025, up $1.8 million, or up 2.3%, from fiscal year 2024.
•Adjusted EBITDA, a non-GAAP measure, was $107.0 million for the quarter, up $12.0 million, or up 12.7%, from the same period in 2024. Adjusted EBITDA was $422.8 million for fiscal year 2025, up $62.2 million, or up 17.3%, from fiscal year 2024.
•Net cash provided by operating activities was $329.8 million for fiscal year 2025, up $48.4 million, or up 17.2%, from fiscal year 2024.
•Adjusted Free Cash Flow, a non-GAAP measure, was $179.9 million for fiscal year 2025, up $21.6 million, or up 13.6%, from fiscal year 2024.
•Acquired nine businesses in fiscal year 2025 with approximately $115 million in annualized revenue, with approximately another $30 million added with the closing of the previously announced Mountain State Waste acquisition on January 1, 2026.

“We delivered strong fourth quarter results in line with expectations, closing the year on a high note and carrying positive momentum into 2026,” said Edmond (“Ned”) R. Coletta, President and CEO of Casella Waste Systems, Inc. “These results reflect the success of our ongoing acquisition integrations in our Mid-Atlantic region and marked our fifth consecutive year of double-digit revenue, Adjusted EBITDA and Adjusted Free Cash Flow growth.”

“Since assuming the role of CEO on January 1st, I remain impressed by, and deeply grateful for, the efforts of our entire team,” Coletta said. “Our execution of long-term strategy continues to strengthen our foundation for future growth, with a clear focus on investing in our people and fostering a culture of safety, innovation, and accountability.”

“In 2025, we acquired nine businesses, and on January 1, 2026, we successfully closed the previously announced Mountain State Waste acquisition. Combined these deals represent approximately $145 million in annualized revenue. Over the past five years, we have acquired more than $800 million of annualized revenue through tuck-in acquisitions and new market entries, expanding our geographic footprint and creating meaningful shareholder value. Looking ahead to 2026, our acquisition pipeline remains robust, with attractive opportunities to further expand and densify our platform.”
Q4 2025 Results
Revenues were $469.1 million for the quarter, up $41.6 million, or up 9.7%, from the same period in 2024, with revenue growth mainly driven by: the positive impact from acquisitions, including the rollover contribution from deals closed in prior periods; sustained collection and disposal price growth; and strong National Accounts growth in our Resource Solutions operating segment.
Operating income was $11.9 million for the quarter, down $(6.6) million, or down (35.9)%, from the same period in 2024, reflecting higher depreciation and amortization expense mainly related to acquisition growth.

Net (loss) income was $(2.5) million for the quarter, down $(7.4) million, as compared to $4.9 million, from the same period in 2024, largely driven by the same factor impacting operating income. Adjusted Net Income, a non-GAAP measure, was $18.9 million for the quarter, down $(3.4) million, or down (15.1)%, from the same period in 2024.
Adjusted EBITDA was $107.0 million for the quarter, up $12.0 million, or up 12.7%, from the same period in 2024, driven by both acquisition contribution and organic growth.
Please refer to "Non-GAAP Performance Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliations of Adjusted Net Income, Adjusted EBITDA and other non-GAAP performance measures to their most directly comparable GAAP measures.
Fiscal Year 2025 Results
Revenues were $1.837 billion for fiscal year 2025, up $279.6 million, or up 18.0%, from fiscal year 2024.
Operating income was $63.7 million for fiscal year 2025, down $(9.1) million, or down (12.5)%, from fiscal year 2024, as a result of higher operating costs and depreciation and amortization expense mainly related to acquisitions.
Net income was $7.9 million for fiscal year 2025, or $0.12 per diluted common share, down $(5.7) million and $(0.11) per diluted common share, or down (41.9)% and (47.8)%, respectively, from fiscal year 2024, driven by lower operating income, partially offset by lower taxes.
Adjusted Net Income was $80.6 million for fiscal year 2025, up $1.8 million, or up 2.3%, from fiscal year 2024. Adjusted Diluted Earnings Per Common Share for fiscal year 2025 was $1.27, down $(0.05) per Adjusted Diluted Earnings Per Common Share, or down (3.8)% from fiscal year 2024 driven by a higher diluted weighted average outstanding share count.
Adjusted EBITDA was $422.8 million for fiscal year 2025, up $62.2 million, or up 17.3%, from fiscal year 2024, driven by both acquisition contribution and organic growth.
Net cash provided by operating activities was $329.8 million for fiscal year 2025, up $48.4 million, or up 17.2%, from fiscal year 2024. Adjusted Free Cash Flow was $179.9 million for fiscal year 2025, up $21.6 million, or up 13.6%, from fiscal year 2024.
Please refer to "Non-GAAP Liquidity Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliation of Adjusted Free Cash Flow to its most directly comparable GAAP measure.
Fiscal Year 2026 Outlook
The Company provided guidance for fiscal year ending December 21, 2026 (“fiscal year 2026”) by estimating results in the following ranges:
•Revenues between $1.970 billion and $1.990 billion;
•Net income between $16 million and $22 million;
•Adjusted EBITDA between $455 million and $465 million;
•Net cash provided by operating activities between $370 million and $380 million; and
•Adjusted Free Cash Flow between $195 million and $205 million.
The guidance ranges do not include the impact of any acquisitions that have not been completed. Adjusted EBITDA and Adjusted Free Cash Flow related to fiscal year 2026 are described in the Unaudited Reconciliation of Fiscal Year 2026 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted Free Cash Flow, respectively, however these forward-looking estimates for fiscal year 2026 do not contemplate any unanticipated impacts.
Conference Call to Discuss Quarter
The Company will host a conference call to discuss these results on Friday, February 20, 2026 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should register for the call by clicking here to obtain a dial in number and unique passcode. Alternatively, upon registration, the website linked above provides an option for the conference provider to call the registrant's phone line, enabling participation on the call.
The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website and accessible using the same link.

About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the eastern United States. For further information, investors may visit the Company’s website at http://www.casella.com.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; anticipated impacts from future or completed acquisitions; and guidance for fiscal year 2026, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,”, “projects”, "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things, the following: the Company may be unable to adequately increase prices or drive operating efficiencies to adequately offset increased costs and inflationary pressures, including increased fuel prices, wages, and tariffs; it is difficult to determine the timing or future impact of a sustained economic slowdown that could negatively affect our operations and financial results; the increasing focus on per - and polyfluoroalkyl substances (“PFAS”) and other emerging contaminants, including the recent designation by the U.S. Environmental Protection Agency of two PFAS chemicals as hazardous substances under the Comprehensive Environmental Response, Compensation, and Liability Act, will likely lead to increased compliance and remediation costs and litigation risks; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; the Company's insurance coverage and self-insurance reserves may be inadequate to cover all of its risk exposures; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; disruptions or limited access to domestic and global transportation or the imposition of tariffs could impact the Company's ability to sell recyclables into end markets; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all, including due to the failure to satisfy all closing conditions and to receive required regulatory approvals that may prevent closing of any announced transaction; the Company may not be able to successfully integrate and recognize the expected financial benefits from acquired businesses; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company's most recently filed Form 10-K and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Brian J. Butler, CFA
Vice President of Investor Relations
(802) 772-2264
Media:
Jeff Weld
Vice President of Communications
(802) 772-2234
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	Unaudited
	2025	2024	2025	2024
Revenues	$469,055	$427,486	$1,836,841	$1,557,283
Operating expenses:
Cost of operations	312,823	285,641	1,216,605	1,027,336
General and administration	55,937	52,208	224,219	190,754
Depreciation and amortization	79,509	66,357	306,835	234,907
Expense from acquisition activities	7,564	6,582	24,174	24,879
Organics facility closure charge	1,339	—	1,339	—
Southbridge Landfill closure (recovery) charge	—	(92)	—	8,385
Landfill capping recovery - veneer failure	—	(1,739)	—	(1,739)
	457,172	408,957	1,773,172	1,484,522
Operating income	11,883	18,529	63,669	72,761
Other expense (income):
Interest expense, net	14,083	11,849	52,596	51,983
Debt modification expense	—	1,396	—	1,396
Other income	(610)	(427)	(1,979)	(1,666)
Other expense, net	13,473	12,818	50,617	51,713
(Loss) income before income taxes	(1,590)	5,711	13,052	21,048
Provision for income taxes	921	835	5,181	7,512
Net (loss) income	$(2,511)	$4,876	$7,871	$13,536
Basic weighted average common shares outstanding	63,494	63,323	63,462	59,576
Basic (loss) earnings per common share	$(0.04)	$0.08	$0.12	$0.23
Diluted weighted average common shares outstanding	63,494	63,449	63,565	59,681
Diluted (loss) earnings per common share	$(0.04)	$0.08	$0.12	$0.23

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and restricted cash	$123,773	$383,303
Accounts receivable, net of allowance for credit losses	178,068	165,917
Other current assets	67,440	64,085
Total current assets	369,281	613,305
Property and equipment, net of accumulated depreciation and amortization	1,289,409	1,164,815
Operating lease right-of-use assets	105,252	98,050
Goodwill	1,120,056	1,002,266
Intangible assets, net of accumulated amortization	290,855	313,468
Restricted cash and assets	96,265	2,499
Other non-current assets	32,208	35,665
Total assets	$3,303,326	$3,230,068
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$25,735	$42,619
Current operating lease liabilities	11,952	10,291
Accounts payable	102,468	111,087
Current accrued final capping, closure and post-closure costs	7,562	3,224
Contract liabilities	45,153	50,690
Other accrued liabilities	101,032	89,406
Total current liabilities	293,902	307,317
Debt, less current portion	1,128,927	1,090,632
Operating lease liabilities, less current portion	72,513	64,449
Accrued final capping, closure and post-closure costs, less current portion	185,160	169,006
Other long-term liabilities	54,115	47,825
Total stockholders' equity	1,568,709	1,550,839
Total liabilities and stockholders' equity	$3,303,326	$3,230,068

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net income	$7,871	$13,536
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	306,835	234,907
Interest accretion on landfill and environmental remediation liabilities	14,718	11,601
Amortization of debt issuance costs	3,023	2,960
Stock-based compensation	14,217	12,186
Operating lease right-of-use assets expense	22,140	17,784
Other items and charges, net	1,954	12,980
Landfill capping recovery - veneer failure	—	(889)
Deferred income taxes	3,262	6,894
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(44,244)	(30,604)
Net cash provided by operating activities	329,776	281,355
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(224,213)	(468,628)
Additions to intangible assets	(672)	(280)
Additions to property and equipment	(245,071)	(203,227)
Proceeds from sale of property and equipment	809	1,380
Proceeds from property insurance settlement	—	146
Net cash used in investing activities	(469,147)	(670,609)
Cash Flows from Financing Activities:
Proceeds from debt borrowings	91,500	846,750
Principal payments on debt	(116,341)	(783,684)
Payments of debt issuance costs	(2,232)	(6,619)
Proceeds from the exercise of share based awards	—	349
Proceeds from the public offering of Class A common stock	—	496,245
Payments of debt modification costs	—	(1,396)
Net cash (used in) provided by financing activities	(27,073)	551,645
Net (decrease) increase in cash, cash equivalents and restricted cash, including non-current	(166,444)	162,391
Cash, cash equivalents and restricted cash, beginning of period	383,303	220,912
Cash, cash equivalents and restricted cash, including non-current, end of period	$216,859	$383,303
Supplemental Disclosure of Cash Flow Information:
Cash interest payments	$58,969	$61,217
Cash income tax (refunds) payments, net	$(154)	$6,776
Non-current assets obtained through long-term financing obligations	$45,311	$30,551
Right-of-use assets obtained in exchange for operating lease obligations	$24,221	$11,686

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In thousands)
Non-GAAP Performance Measures
In addition to disclosing financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company also presents non-GAAP performance measures such as Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income and Adjusted Diluted Earnings Per Common Share that provide an understanding of operational performance because it considers them important supplemental measures of the Company's performance that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's results. The Company also believes that identifying the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses these non-GAAP performance measures to further understand its “core operating performance” and believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing such non-GAAP performance measures to investors, in addition to corresponding income statement measures, affords investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The tables below set forth such performance measures on an adjusted basis to exclude such items:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(2,511)	$4,876	$7,871	$13,536
Net (loss) income as a percentage of revenues	(0.5)%	1.1%	0.4%	0.9%
Provision for income taxes	921	835	5,181	7,512
Other income	(610)	(427)	(1,979)	(1,666)
Interest expense, net	14,083	11,849	52,596	51,983
Depreciation and landfill amortization	60,596	48,721	230,360	178,426
Amortization of intangibles (i)	18,913	17,636	76,475	56,481
Expense from acquisition activities (ii)	7,564	6,582	24,174	24,879
Organics facility closure charge (iii)	1,339	—	1,339	—
Southbridge Landfill closure (recovery) charge (iv)	—	(92)	—	8,385
Landfill capping recovery - veneer failure (v)	—	(1,739)	—	(1,739)
Debt modification expense (vi)	—	1,396	—	1,396
Depletion of landfill operating lease obligations	3,108	2,517	12,055	9,763
Interest accretion on landfill and environmental remediation liabilities	3,613	2,843	14,718	11,601
Adjusted EBITDA	$107,016	$94,997	$422,790	$360,557
Adjusted EBITDA as a percentage of revenues	22.8%	22.2%	23.0%	23.2%
Depreciation and landfill amortization	(60,596)	(48,721)	(230,360)	(178,426)
Depletion of landfill operating lease obligations	(3,108)	(2,517)	(12,055)	(9,763)
Interest accretion on landfill and environmental remediation liabilities	(3,613)	(2,843)	(14,718)	(11,601)
Adjusted Operating Income	$39,699	$40,916	$165,657	$160,767
Adjusted Operating Income as a percentage of revenues	8.5%	9.6%	9.0%	10.3%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(2,511)	$4,876	$7,871	$13,536
Amortization of intangibles (i)	18,913	17,636	76,475	56,481
Expense from acquisition activities (ii)	7,564	6,582	24,174	24,879
Organics facility closure charge (iii)	1,339	—	1,339	—
Southbridge Landfill closure (recovery) charge (iv)	—	(92)	—	8,385
Landfill capping recovery - veneer failure (v)	—	(1,739)	—	(1,739)
Debt modification expense (vi)	—	1,396	—	1,396
Tax effect (vii)	(6,410)	(6,411)	(29,225)	(24,098)
Adjusted Net Income	$18,895	$22,248	$80,634	$78,840

Diluted weighted average common shares outstanding	63,494	63,449	63,565	59,681
Dilutive effect of options and other stock awards	114	—	—	—
Adjusted Diluted Weighted Average Common Shares Outstanding	63,608	63,449	63,565	59,681

Diluted (loss) earnings per common share	$(0.04)	$0.08	$0.12	$0.23
Amortization of intangibles (i)	0.30	0.27	1.20	0.95
Expense from acquisition activities (ii)	0.12	0.11	0.38	0.42
Organics facility closure charge (iii)	0.02	—	0.02	—
Southbridge Landfill closure (recovery) charge (iv)	—	—	—	0.14
Landfill capping recovery - veneer failure (v)	—	(0.03)	—	(0.03)
Debt modification expense (vi)	—	0.02	—	0.02
Tax effect (vii)	(0.10)	(0.10)	(0.45)	(0.41)
Adjusted Diluted Earnings Per Common Share	$0.30	$0.35	$1.27	$1.32

(i)Amortization of intangibles is the add-back of non-cash amortization of acquired intangibles such as covenants not-to-compete, customer relationships and trade names.
(ii)Expense from acquisition activities is comprised primarily of legal, consulting, rebranding, information technology and other costs associated with the due diligence, acquisition and integration of acquired businesses. Fiscal year 2024 included a charge for an increase in the reserve against accounts receivable of the businesses acquired in our acquisition of the equity interests of four wholly-owned subsidiaries of GFL Environmental Inc. as a result of our inability to pursue collections during the transition services period with the seller, resulting in accounts receivable aged beyond what is typical in our business.
(iii)Organics facility closure charge are expenses related to us ceasing operations at an organic residuals composting facility that we own in Maine related to a change in state law prohibiting land application of biosolids based recycled products. The charge includes costs related to our closure and post-closure obligations and an obligation incurred for corrective action linked to soil remediation at the site, as well as other costs incurred associated with ceasing operations at the site, which we expect to continue to occur through final closure of the site.
(iv)Southbridge Landfill closure (recovery) charge are expenses, and related recoveries, related to the unplanned early closure of the landfill located in Southbridge, Massachusetts (“Southbridge Landfill”). The Company initiated the unplanned, premature closure of the Southbridge Landfill in the fiscal year ended December 31, 2017 due to the significant capital investment required to obtain expansion permits and for future development coupled with an uncertain regulatory environment. In fiscal year 2024, the Company received the final closure permit related to Southbridge Landfill, which set out permit conditions including environmental monitoring, third party inspections, inspection of the final cover, leachate sampling, post-closure monitoring and other post-closure requirements, and entered the post-closure period. The Company recorded a non-cash charge in fiscal year 2024, including a subsequent recovery in the three months ended December 31, 2024, to revise the accrued post-closure liability for the Southbridge Landfill based on the conditions in the closure permit.
(v)Landfill capping recovery - veneer failure is associated with a veneer failure that occurred in the fiscal year ended December 31, 2023 at a Subtitle D landfill we operate located in Seneca, New York. In fiscal year 2024, we recorded a recovery consisting of both (i) a partial reversal of historical payments written off after an engineering evaluation determined that a portion of the area affected by the veneer failure was deemed to still be viable as well as (ii) a recovery of operating expenses incurred during the clean up of the affected capping material as part of a settlement with a third-party.
(vi)Debt modification expense associated with agent fees and other third party costs we paid during the refinancing of our second amended and restated credit agreement.
(vii)Tax effect of the adjustments is an aggregate of the current and deferred tax impact of each adjustment, including the impact to the effective tax rate, current provision and deferred provision. The computation considers all relevant impacts of the adjustments, including available net operating loss carryforwards and the impact on the remaining valuation allowance.

Non-GAAP Liquidity Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also presents non-GAAP liquidity measures, such as Adjusted Free Cash Flow, that provide an understanding of the Company's liquidity because it considers them important supplemental measures of its liquidity that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's cash flow generation from its core operations that are then available to be deployed for strategic acquisitions, growth investments, development projects, unusual landfill closures, site improvement and remediation, and strengthening the Company’s balance sheet through paying down debt. The Company also believes that showing the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses non-GAAP liquidity measures to understand the Company’s cash flow provided by operating activities after certain expenditures along with its consolidated net leverage and believes that these measures demonstrate the Company’s ability to execute on its strategic initiatives. The Company believes that providing such non-GAAP liquidity measures to investors, in addition to corresponding cash flow statement measures, affords investors the benefit of viewing the Company’s liquidity using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and cash flow generation has performed. The table below, on an adjusted basis to exclude certain items, sets forth such liquidity measures:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$96,563	$109,761	$329,776	$281,355
Capital expenditures	(57,268)	(76,866)	(245,071)	(203,227)
Proceeds from sale of property and equipment	228	333	809	1,380
Proceeds from property insurance settlement	—	—	—	146
Acquisition capital expenditures (i)	12,119	19,836	66,258	45,325
Cash outlays for acquisition expenses (ii)	6,823	6,442	24,521	20,457
McKean Landfill rail capital expenditures (iii)	1,956	145	3,581	3,688
Cash outlays for organics facility closure (iv)	39	—	39	—
FLSA legal settlement payment (v)	—	—	—	6,150
Cash outlays for Southbridge Landfill closure (vi)	—	754	—	3,035
Cash inflow for landfill capping recovery - veneer failure (vii)	—	(850)	—	—
Adjusted Free Cash Flow	$60,460	$59,555	$179,913	$158,309
(i)Acquisition capital expenditures are acquisition-related capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business.
(ii)Cash outlays for acquisition expenses are cash outlays for transaction and integration costs relating to specific acquisition transactions and include legal, consulting, rebranding, information technology and other costs as part of the Company’s strategic growth initiative.
(iii)McKean Landfill rail capital expenditures are long-term infrastructure capital expenditures related to rail side development at the Company's landfill in Mount Jewett, PA ("McKean Landfill"), which is different from the landfill construction investments in the normal course of operations.
(iv)Cash outlays for organics facility closure are cash outlays related to us ceasing operations at an organic residuals composting facility that we own in Maine related to a change in state law prohibiting land application of biosolids based recycled products. We expect to incur cash outlays through satisfaction of the closure requirements and the soil remediation process.
(v)FLSA legal settlement payment is the cash outlay of a legal settlement related to reaching an agreement in June 2023 with the collective class members of a class action lawsuit relating to certain claims under the Fair Labor Standards Act of 1938 ("FLSA") as well as state wage and hours laws.
(vi)Cash outlays for Southbridge Landfill closure are cash outlays associated with the unplanned, early closure of the Southbridge Landfill. The Company initiated the unplanned, premature closure of the Southbridge Landfill in the fiscal year ended December 31, 2017, and expects to incur cash outlays through satisfaction of the closure requirements and the environmental remediation process. In fiscal year 2024, the Company received the final closure permit related to Southbridge Landfill and entered the post-closure period.
(vii)Cash inflow for landfill capping recovery - veneer failure payment is the cash inflow associated with recovering certain operating expenses incurred to clean up the affected capping material at the Company's landfill in Seneca, New York that has been reimbursed to us by a third party.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income, Adjusted Diluted Weighted Average Common Shares Outstanding, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income, Adjusted Diluted Weighted Average Common Shares Outstanding, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow presented by other companies.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF FISCAL YEAR 2026 OUTLOOK NON-GAAP MEASURES
(In thousands)

Following is a reconciliation of the Company's estimated Adjusted EBITDA(i) from estimated Net income for fiscal year 2026:

(Estimated) Twelve Months Ending December 31, 2026
Net income	$16,000 - $22,000
Provision for income taxes	9,000 - 13,000
Other income	(2,000)
Interest expense, net	55,000
Expense from acquisition activities	15,000
Depreciation and landfill amortization	255,000
Amortization of intangibles	75,000
Depletion of landfill operating lease obligations	14,000
Interest accretion on landfill and environmental remediation liabilities	15,000
Organics facility closure charge	3,000
Adjusted EBITDA	$455,000 - $465,000
Following is a reconciliation of the Company's estimated Adjusted Free Cash Flow(i) from estimated Net cash provided by operating activities for fiscal year 2026:

(Estimated) Twelve Months Ending December 31, 2026
Net cash provided by operating activities	$370,000 - $380,000
Capital expenditures	(260,000)
Acquisition capital expenditures	65,000
Cash outlays for acquisition expenses	15,000
McKean Landfill rail capital expenditures	2,000
Cash outlays for organics facility closure	3,000
Adjusted Free Cash Flow	$195,000 - $205,000
(i)See footnotes for Non-GAAP Performance Measures and Non-GAAP Liquidity Measures included in the Unaudited Reconciliation of Certain Non-GAAP Measures for further disclosure over the nature of the various adjustments to estimated Adjusted EBITDA and estimated Adjusted Free Cash Flow.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA TABLES
(In thousands)
Amounts of total revenues attributable to services provided for the three months ended December 31, 2025 and 2024 are as follows:

	Three Months Ended December 31,
	2025			2024
	Gross Revenues	Intercompany Revenues	Third-Party Revenues	Gross Revenues (i)	Intercompany Revenues (i)	Third-Party Revenues
Collection	$331,252	$(23,602)	$307,650	$292,637	$(18,749)	$273,888
Disposal	138,062	(73,738)	64,324	131,329	(67,326)	64,003
Landfill gas-to-energy	1,742	—	1,742	1,814	—	1,814
Processing	3,358	(903)	2,455	3,394	(729)	2,665
Solid waste	474,414	(98,243)	376,171	429,174	(86,804)	342,370
Processing	38,004	(5,981)	32,023	36,401	(3,934)	32,467
National Accounts	60,879	(18)	60,861	52,844	(195)	52,649
Resource Solutions	98,883	(5,999)	92,884	89,245	(4,129)	85,116
Total revenues	$573,297	$(104,242)	$469,055	$518,419	$(90,933)	$427,486
(i)Prior period amounts have been updated to correct an immaterial error by reclassifying certain intercompany amounts from contra-revenue to costs of operations.
Components of consolidated revenues growth for the three months ended December 31, 2025 compared to the three months ended December 31, 2024 are as follows:

	Amount	% of Related Business	% of Total Company
Solid waste operations:
Collection	$12,572	4.6%	2.9%
Disposal	2,602	4.1%	0.6%
Solid waste price	15,174	4.4%	3.5%
Collection	(884)	(0.3)%	(0.2)%
Disposal	(2,911)	(4.5)%	(0.7)%
Processing	86	3.2%	—%
Solid waste volume	(3,709)	(1.1)%	(0.9)%
Intercompany transfers to National Accounts	(1,611)		(0.4)%
Surcharges and other fees	2,143		0.6%
Commodity price and volume	(369)		(0.1)%
Acquisitions	22,173	6.5%	5.2%
Total solid waste operations	33,801	9.9%	7.9%
Resource Solutions operations:
Price	(1,069)	(1.3)%	(0.3)%
Volume	8,002	9.4%	1.8%
Intercompany transfers from solid waste	1,611		0.4%
Surcharges and other fees	227		0.1%
Facility closure	(1,913)		(0.4)%
Acquisitions	910	1.1%	0.2%
Total Resource Solutions operations	7,768	9.1%	1.8%
Total Company	$41,569		9.7%

Components of capital expenditures(i) for the three and twelve months ended December 31, 2025 and 2024 are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Growth capital expenditures:
Acquisition capital expenditures	$12,127	$24,006	$62,383	$49,495
McKean Landfill rail capital expenditures	1,956	145	3,581	3,688
Other	3,743	5,231	17,036	14,867
Growth capital expenditures	17,826	29,382	83,000	68,050
Replacement capital expenditures:
Landfill development	9,733	11,337	23,932	43,873
Vehicles, machinery, equipment and containers	15,425	23,447	95,588	64,795
Facilities	11,099	11,354	32,720	21,890
Other	3,185	1,346	9,831	4,619
Replacement capital expenditures	39,442	47,484	162,071	135,177
Capital expenditures	$57,268	$76,866	$245,071	$203,227
(i)The Company's capital expenditures are broadly defined as pertaining to either growth or replacement activities. Growth capital expenditures are defined as costs related to development projects, organic business growth, and the integration of newly acquired operations. Growth capital expenditures include costs related to the following: 1) acquisition capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business; 2) McKean Landfill rail capital expenditures, which is unique and different from landfill construction investments in the normal course of operations because the Company is investing in long-term infrastructure; and 3) development of landfill permit expansions, investment in infrastructure to increase throughput at transfer stations and recycling and other processing facilities, capital expenditures for new equipment, such as trucks, containers or compactors, to support new contracts or other organic business growth, and other development projects in support of our growth strategies. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, replacement costs for equipment and other capital expenditures due to age or obsolescence, and capital items not otherwise defined as growth capital expenditures.